Exhibit 10.11.1

AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made the 15th day of November, 2003, by and between ENCORE MEDICAL CORPORATION, a Delaware corporation, with its principal office located at 9800 Metric Boulevard, Austin, Texas 78758 (the “Company”) and PAUL D. CHAPMAN, an individual residing at 1006 Hanover Street, Chattanooga, TN 37405 (the “Employee”).

     WHEREAS, the Employee and the Company entered into an Employment Agreement dated February 8, 2002 (the “Agreement”);

     WHEREAS, the Employee and the Company desire that there be certain changes made with respect to the Agreement; and

     WHEREAS, the Employee and the Company want to memorialize in this Amendment their agreements regarding such changes to the Agreement.

     NOW, THEREFORE, in consideration of the premises and other mutual promises and covenants contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

1.	The term of the Agreement is hereby extended to December 31, 2006.

2.	Except as specifically changed by this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Employee has hereto set his/her hand as of the date and year first above written.

COMPANY:

ENCORE MEDICAL CORPORATION

By:	/s/ Kenneth W. Davidson

Kenneth W. Davidson, Chief Executive Officer

EMPLOYEE:

/s/ Paul D. Chapman

PAUL D. CHAPMAN